As filed with the Securities and Exchange Commission on March  20, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HMS HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

11-3656261
(I.R.S. Employer Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of Principal Executive Offices)

HMS HOLDINGS CORP. AMENDED AND RESTATED 2006 STOCK PLAN

HMS HOLDINGS CORP. STOCK OPTION AGREEMENTS

1999 LONG-TERM INCENTIVE STOCK PLAN
HMS HOLDINGS CORP. STOCK OPTION AGREEMENTS
1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the Plans)

Walter D. Hosp, Chief Financial Officer
HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(Name and address of agent for service)

(212) 725-7965
(Telephone number, including area code, of agent for service)

Copies to:
Kenneth S. Goodwin, Esq.
Meister Seelig & Fein LLP
140 East 45th Street, 19th Floor
New York, New York 10017
(212) 655-3500

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of			Maximum	Maximum
Securities	Amount		Offering	Aggregate	Amount of
to be	to be		Price	Offering	Registration
Registered	Registered(1)(2)		Per Share	Price	Fee

Common Stock, $.01 par value	500,000 shares	(3)	$28.66	$14,330,000.00	$563.17	(4)

Common Stock, $.01 par value	585,000 shares	(5)	$14.04	$8,213,400.00	$322.79	(6)

Common Stock, $.01 par value	60,000 shares	(7)	$19.12	1,147,200	$45.08	(8)

Total Fee					$931.04

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Pursuant to Rule 429 of the Securities Act, the prospectus contained herein also relates to (i) 1,897,462 shares of common stock previously registered on Form S-8, Registration No. 333-108436, (ii) 610,000 shares of common stock previously registered on Form S-8, Registration No. 333-108445, (iii) 3,750 shares of common stock previously registered on Form S-8, Registration No. 033-95326-99, and (iv) 988,266 shares of common stock previously registered on Form S-8, Registration No. 333-139025, issuable upon exercise of options granted under the HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan, issuable upon exercise of options granted pursuant to three Stock Option Agreements, issuable upon exercise of options granted under the HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan and issuable upon exercise of options granted under the HMS Holdings Corp. 2006 Stock Plan, respectively.

(3) Represents additional shares authorized for issuance under the Registrant’s Amended and Restated 2006 Stock Plan.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act, on the basis of $28.66 per share, the average of the high $29.71 and low $27.60 sale prices of the Registrant’s common stock, as reported in the Nasdaq Global Select Market on March 17, 2008.

(5) Represents shares subject to ten nonqualified Stock Option Agreements granted by Registrant on September 13, 2006.

(6) Calculated pursuant to Rule 457(h)(1) on the basis of an option exercise price of $14.04 per share.

(7) Represents shares subject to a nonqualified Stock Option Agreement granted by Registrant on July 2, 2007.

(8) Calculated pursuant to Rule 457(h)(1) on the basis of an option exercise price of $19.12 per share.

AS PERMITTED BY RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ON FORM S-8 IS A COMBINED RESALE PROSPECTUS WHICH SHALL BE DEEMED A POST-EFFECTIVE AMENDMENT TO THE REGISTRANT'S REGISTRATION STATEMENTS ON FORM S-8, REGISTRATION NOS. 33-108436, 333-108445, 033-95326-99 AND 333-139025.

EXPLANATORY NOTES:

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 500,000 shares issuable pursuant to the HMS Holdings Corp. Amended and Restated 2006 Stock Plan (the "2006 Plan") and an additional 645,000 shares issuable pursuant to 11 Stock Option Agreements and to file a prospectus (prepared in accordance with the requirements of Part I of Form S-3 and pursuant to General Instruction C of Form S-8) to be used for reoffers and resales of common stock acquired by persons who may be deemed "affiliates" of HMS Holdings Corp., as that term is defined in Rule 405 under the Securities Act, upon the exercise of stock options or receipt of stock awards granted or available to be granted under the 2006 Plan, upon the exercise of stock options granted under the HMS Holdings Corp 1999 Long-Term Incentive Stock Plan (the "1999 Plan"), upon the exercise of stock options granted by the registrant pursuant to four Stock Option Agreements or upon the exercise of options granted under the HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan (the “1995 Plan”). The registrant has previously registered an aggregate of 1,000,000 shares of common stock issuable under the 2006 Plan pursuant to a Registration Statement on Form S-8, filed November 30, 2006, File No. 333-139025 (the “Prior 2006 Plan Registration Statement”). As of March 12, 2008, 988,266 unexercised options remain outstanding under the 2006 Plan, of which 299,035 options are held by “affiliates.” Pursuant to General Instruction E of Form S-8, the contents of Prior 2006 Plan Registration Statement are incorporated by reference in this Registration Statement.

On September 2, 2003, the registrant filed a Registration Statement on Form S-8 (Registration No. 33-108436) to effect the registration under the Securities Act of shares of common stock issuable upon exercise of stock options issued or issuable under the 1999 Plan. As of March 12, 2008, 1,897,462 unexercised options remain outstanding under the 1999 Plan, of which 1,208,915 options are held by “affiliates.” The 1999 Plan has been terminated, and no further awards may be granted thereunder.

On September 2, 2003, the registrant filed a Registration Statement on Form S-8 (Registration No. 333-108445) to effect the registration under the Securities Act of shares of common stock issuable upon exercise of stock options granted by the registrant pursuant to three Stock Option Agreements. As of February 29, 2008, 610,000 unexercised options remain outstanding under these Agreements, all of which options are held by “affiliates.”

On September 2, 2003, the registrant filed a Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 033-95326-99) to effect the registration under the Securities Act of shares of common stock issuable upon exercise of stock options issued under the 1995 Plan. As of February 29, 2008, 3,750 unexercised options remain outstanding under the 1995 Plan, all of which options are held by “affiliates.” The 1995 Plan has been terminated, and no further awards may be granted thereunder.

As permitted by Rule 429 under the Securities Act, the prospectus filed as part of this registration statement on Form S-8 is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant's Registration Statements on Form S-8, Registration Nos. 333-108436, 333-108445, 033-95326-99 and 333-139025.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I of this registration statement will be sent or given to participants in the plan subject to this registration statement as specified by Rule 428(b)(1) under the Securities Act of 1933.  Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act. Such document(s) and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

2,181,700 SHARES
HMS HOLDINGS CORP.

Common Stock, $.01 par value

This prospectus relates to the reoffer and resale of up to 2,181,700 shares of our common stock by certain selling shareholders who may be considered our "affiliates." These selling shareholders have acquired or may acquire these shares upon the exercise of stock options or pursuant to other awards granted or available to be granted under our HMS Holdings Corp. Amended and Restated 2006 Stock Plan, upon the exercise of stock options granted under our HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan, upon the exercise of stock options granted by us pursuant to four Stock Option Agreements, or upon the exercise of stock options granted under our HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan.

The selling shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Select Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “HMSY.” On March 17, 2008, the closing price for the common stock, as reported by the Nasdaq Global Select Market, was $27.91. You are urged to obtain current market quotations for the common stock.

Our principal executive offices are located at 401 Park Avenue South, New York, New York 10016, and our telephone number there is (212)725-7965.

This investment involves risk. See “Risk Factors” beginning at page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 20, 2008.

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE SECTION TITLED "RISK FACTORS," REGARDING OUR COMPANY AND THE COMMON STOCK BEING SOLD IN THIS OFFERING.

The Company

HMS Holdings Corp. (Holdings or the Company) provides a variety of cost containment and payment accuracy services relating to government healthcare programs. These services are generally designed to help our clients increase revenue and reduce operating and administrative costs.

Our customers are State Medicaid agencies, government-sponsored managed care plans, child support agencies, the Veterans Health Administration, the Centers for Medicare & Medicaid Services (CMS), and other public programs. We help these programs contain healthcare costs by identifying third party insurance coverage and recovering expenditures that were the responsibility of the third party, or that were paid in error. The identification of other insurance coverage also helps these programs avoid future expenditures. As well, we work on behalf of large public, voluntary and for profit hospitals to document services that qualify for reimbursement through Medicare cost reports and other government payment mechanisms.

Our principal executive offices are located at 401 Park Avenue South, New York, New York 10016, and our telephone number is (212) 725-7965.

RISK FACTORS

RISKS RELATING TO OUR COMPANY AND OUR INDUSTRY

Our operating results are subject to significant fluctuations due to variability in the timing of when we recognize contingency fee revenue and other factors. As a result, you will not be able to rely on our operating results in any particular period as an indication of our future performance.

Our revenue and consequently our operating results may vary significantly from period to period as a result of a number of factors, including the loss of customers, fluctuations in sales activity given our sales cycle of approximately three to eighteen months, and general economic conditions as they affect healthcare providers and payors. Further, we have experienced fluctuations in our revenue between reporting periods due to the timing of periodic revenue recovery projects and the timing and delays in third-party payors’ adjudication of claims and ultimate payment to our clients where our fees are contingent upon such collections. The extent to which future revenue fluctuations could occur due to these factors is not known and cannot be predicted. As a consequence, our results of operations are subject to significant fluctuations and our results of operations for any particular quarter or fiscal year may not be indicative of results of operations for future periods. A significant portion of our operating expenses are fixed, and are based primarily on revenue and sales forecasts. Any inability on our part to reduce spending or to compensate for any failure to meet sales forecasts or receive anticipated revenues could magnify the adverse impact of such events on our operating results.

The majority of our contracts with customers may be terminated for convenience.

The majority of our contracts with customers are terminable upon short notice for the convenience of either party. Although to date none of our material contracts have ever been terminated under these provisions, we cannot be assured that a material contract will not be terminated for convenience in the future. Any termination of a material contract, if not replaced, could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition for our services.

Competition for our services is expected to increase. Increased competition could result in reductions in our prices, gross margins and market share. We compete with other providers of healthcare information management and data processing services, as well as healthcare consulting firms. Some competitors have formed business alliances with other competitors that may affect our ability to work with some potential customers. In addition, if some of our competitors merge, a stronger competitor may emerge.

Current and prospective customers also evaluate our capabilities against the merits of their existing information management and data processing systems and expertise. Major information management systems companies, including those specializing in the healthcare industry, that do not presently offer competing services may enter our markets. Many of our potential competitors have significantly greater financial, technical, product development, marketing and other resources, and market recognition than we have. As a result, our competitors may be able to respond more quickly to new or emerging technologies, changes in customer requirements and changes in the political, economic or regulatory environment in the healthcare industry. In addition, several of our competitors may be in a position to devote greater resources to the development, promotion, and sale of their services than we can.

Simplification of the healthcare payment process could reduce the need for our services.

The complexity of the healthcare payment process, and our experience in offering services that improve the ability of our customers to recover incremental revenue through that process, have been contributing factors to the success of our service offerings. Complexities of the healthcare payment process include multiple payors, and the coordination and utilization of clinical, operational, financial and/or administrative review instituted by third-party payors in an effort to control costs and manage care. If the payment processes associated with the healthcare industry are simplified, the need for our services, or the price customers are willing to pay for our services, could be reduced.

Changes in the United States healthcare environment could have a material negative impact on our revenue and net income.

The healthcare industry in the United States is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare organizations. Our services are designed to function within the structure of the healthcare financing and reimbursement system currently being used in the United States. During the past several years, the healthcare industry has been subject to increasing levels of governmental regulation of, among other things, reimbursement rates, certain capital expenditures, and data confidentiality and privacy. From time to time, certain proposals to reform the healthcare system have been considered by Congress. These proposals, if enacted, may increase government involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for our clients. Healthcare organizations may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring their retention of service providers such as us. We cannot predict what impact, if any, such proposals or healthcare reforms might have on our results of operations, financial condition or business.

We are subject to extensive government regulation, and any violation of the laws and regulations applicable to us could reduce our revenue and profitability and otherwise adversely affect our operating results.

Our business is regulated by the federal government and the states in which we operate. The laws and regulations governing our operations are generally intended to benefit and protect health plan members and providers rather than stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations, along with the terms of our government contracts, regulate how we do business, what services we offer, and how we interact with our clients, providers and the public. We are subject, on an ongoing basis, to various governmental reviews, audits and investigations to verify our compliance with our contracts and applicable laws and regulations

Because we receive payments from federal and state governmental agencies, we are subject to various laws, including the Federal False Claims Act, which permit the federal government to institute suit against us for violations and, in some cases, to seek treble damages, penalties and assessments. Many states, including states where we currently do business, likewise have enacted parallel legislation. In addition, private citizens, acting as whistleblowers, can sue as if they were the government under a special provision of the Act.

The General Accounting Office, an investigative arm of Congress, has included Medicaid on its list of high-risk programs. According to the GAO, states have used various financing schemes to generate excessive federal Medicaid matching funds while their own share of expenditures has remained unchanged or decreased. Also on January 30, 2004, the United States Senate Finance Committee Chairman requested that the HHS, CMS, and OIG respond to a lengthy request for information about vendors that provide contingency fee based revenue maximization or revenue enhancement services to State Medicaid agencies specifically with the intent to increase federal Medicaid reimbursement. This type of service represents a very small portion of the suite of HMS offerings and corresponding revenue streams. We cannot predict what impact, if any, this inquiry might have on our future results of operations, financial condition or business.

Any violations of any of these laws, rules or regulations or any adverse review, audit or investigation could reduce our revenues and profitability and otherwise adversely affect our operating results.

We must comply with restrictions on patient privacy and information security, including taking steps to ensure that our business associates who obtain access to sensitive patient information maintain its confidentiality.

The use of individually identifiable data by our businesses is regulated at the federal and state levels. These laws and rules are changed frequently by legislation or administrative interpretation. Various state laws address the use and disclosure of individually identifiable health data. Most are derived from the privacy and security provisions in the federal Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act of 1996 (HIPAA). HIPAA also imposes guidelines on our business associates (as this term is defined in the HIPAA regulations). Even though we provide for appropriate protections through our contracts with our business associates, we still have limited control over their actions and practices. Compliance with these proposals, requirements, and new regulations may result in cost increases due to necessary systems changes, the development of new administrative processes, and the effects of potential noncompliance by our business associates. They also may impose further restrictions on our use of patient identifiable data that is housed in one or more of our administrative databases.

Our businesses depend on effective information systems and the integrity of the data in our information systems.

Our ability to adequately price our products and services, provide effective and efficient service to our customers, and to accurately report our financial results depends on the integrity of the data in our information systems. As a result of our acquisition activities, we have acquired additional systems. We have been taking steps to reduce the number of systems we operate. If the information we rely upon to run our businesses was found to be inaccurate or unreliable or if we fail to maintain our information systems and data integrity effectively, we could lose existing customers, have difficulty attracting new customers, have problems in establishing appropriate pricing, have disputes with customers and other health care providers, have regulatory problems, have increases in operating expenses or suffer other adverse consequences.

We depend on information suppliers. If we are unable to manage successfully our relationships with a number of these suppliers, the quality and availability of our services may be harmed.

We obtain some of the data used in our services from third party suppliers and government entities. If a number of suppliers are no longer able or are unwilling to provide us with certain data, we may need to find alternative sources. If we are unable to identify and contract with suitable alternative data suppliers and integrate these data sources into our service offerings, we could experience service disruptions, increased costs and reduced quality of our services. Additionally, if one or more of our suppliers terminates our existing agreements, there is no assurance that we will obtain new agreements with third party suppliers on terms favorable to us, if at all. Loss of such access or the availability of data in the future due to increased governmental regulation or otherwise could have a material adverse effect on our business, financial condition or results of operations.

We depend on our largest clients for significant revenue, and if we lose a major client, our revenue could be adversely affected.

We generate a significant portion of our revenue from our largest clients. For the years ended December 31, 2007, 2006 and 2005, our three largest clients accounted for approximately 22%, 27% and 39% of our revenue from continuing operations, respectively. If we were to lose a major client, our results of operations could be materially and adversely affected by the loss of revenue, and we would seek to replace the client with new business.

Our indebtedness results in significant debt service obligations and limitations.

We have significant debt service obligations. Substantially all of our assets used in our business operations secure our obligations under our credit facilities. Our indebtedness may pose important consequences to investors, including the risks that:

•
we will use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the funds available for acquisitions, working capital, capital expenditures and other general corporate purposes;

•	increases in our borrowings under our credit facilities may make it more difficult to satisfy our debt obligations;

•	our borrowings under our credit facilities bear interest at variable rates, which could create higher debt service requirements if market interest rates increase;

•	our degree of leverage may limit our ability to withstand competitive pressure and could reduce our flexibility in responding to changes in business and economic conditions;

•	our degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable to downturns in the economy or in our industry; and

•	our failure to comply with debt covenants could result in our indebtedness being immediately due and payable

If we cannot generate sufficient cash flow from operations to meet our obligations, we may be forced to reduce or delay acquisitions and other capital expenditures, sell assets, restructure or refinance our debt, or seek additional equity capital. There can be no assurance that these remedies would be available or satisfactory. Our cash flow from operations will be affected by prevailing economic conditions and financial, business and other factors that may be beyond our control.

We may not be able to realize the entire book value of goodwill and other intangible assets from acquisitions.

As of December 31, 2007, we have approximately $80.2 million of goodwill and $22.5 million of intangible assets. We have implemented the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” which requires that existing goodwill not be amortized, but instead be assessed annually for impairment or sooner if circumstances indicate a possible impairment. We will monitor for impairment of goodwill on past and future acquisitions. We perform our impairment testing in the second quarter of each year. In the event that the book value of goodwill is impaired, any such impairment would be charged to earnings in the period of impairment. There can be no assurances that future impairment of goodwill under SFAS No. 142 will not have a material adverse effect on our business, financial condition or results of operations. Management performs the goodwill valuation.

RISKS RELATING TO OUR COMMON STOCK

Our stock price is volatile, which could result in substantial losses for investors.

Our common stock is quoted on the Nasdaq Global Select Market, and there has been substantial volatility in the market price of our common stock. The trading price of our common stock has been, and is likely to continue to be, subject to significant fluctuations due to a variety of factors, including:

•	fluctuations in our quarterly operating and earnings per share results;
•	the gain or loss of significant contracts;
•	loss of key personnel;
•	announcements of technological innovations or new products by us or our competitors;
•	delays in the development and introduction of new services;

•	legislative or regulatory changes;
•	general trends in the industry;
•	recommendations and/or changes in estimates by equity and market research analysts;
•	sales of common stock of existing holders;
•	securities class action or other litigation;
•	developments in our relationships with current or future customers and suppliers; and
•	general economic conditions, both in the United States and abroad.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price of our common stock, as well as the stock of many companies in our industries. Often, price fluctuations are unrelated to operating performance of the specific companies whose stock is affected.

In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. If we were subject to this type of litigation in the future, we could incur substantial costs and a diversion of our management's attention and resources, each of which could have a material adverse effect on our revenue and earnings. Any adverse determination in this type of litigation could also subject us to significant liabilities.

Because we do not intend to pay cash dividends on our common stock, an investor in our common stock will benefit only if it appreciates in value.

We currently intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends on our common stock in the foreseeable future. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which an investor purchased his or her shares.

Certain provisions in our certificate of incorporation could discourage unsolicited takeover attempts, which could depress the market price of our common stock.

We are subject to the New York anti-takeover laws regulating corporate takeovers. These anti-takeover laws prohibit certain business combinations between a New York corporation and any "interested shareholder" (generally, the beneficial owner of 20% or more of the corporation's voting shares) for five years following the time that the shareholder became an interested shareholder, unless the corporation's board of directors approved the transaction prior to the interested shareholder becoming interested.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or, other rights of holders of our common stock. In the event of issuance, preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. In addition, our by-laws provide for a classified Board of Directors, which could also have the effect of discouraging a change of control.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS

   The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the shares of common stock will go to the shareholders that offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING SHAREHOLDERS

The shares of common stock to which this prospectus relates may be reoffered and sold from time to time by selling shareholders who may be deemed our "affiliates" (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933, as amended). The selling shareholders will acquire or have acquired the shares of common stock upon exercise of options or other awards granted or to be granted to them pursuant to our Amended and Restated 2006 Stock Plan ("2006 Plan"), upon exercise of options granted under our 1999 Long-Term Incentive Stock Plan ("1999 Plan"), upon exercise of options granted by us pursuant to four Stock Option Agreement (“Option Agreements”) or upon exercise of options granted under our 1995 Non-Employee Director Stock Plan ("1995 Plan"). The table below identifies each selling shareholder and his or her relationship to us. The table also sets forth, as of March 12, 2008 for each selling shareholder: (i) the number of shares of common stock beneficially owned prior to this offering, (ii) the number of shares of common stock that may be offered and sold through this prospectus, and (iii) the number of shares of common stock and the percentage of the class represented by such shares to be owned by each such selling shareholder assuming the sale of all of the registered shares. There is no assurance that any of the selling shareholders will sell any or all of their shares of common stock. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are one of our affiliates. Except as otherwise noted, all shares of common stock are beneficially owned and the sole investment and voting power is held by the person named, and such persons' address is c/o HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016. Information regarding the selling shareholders, including the number of shares offered for sale, may change from time to time, and any changed information will be set forth in a prospectus supplement to the extent required.

			Beneficial Ownership After this Offering (1) (2)
Name and Position	Beneficial Ownership Prior to this Offering	Shares that may be Offered and Sold Hereby	Number of Shares	Percent of Class

Robert M. Holster, Chairman and Chief Executive Officer (3)	893,310	800,000	93,310	*

William C. Lucia, President and Chief Operating Officer (4)	516,694	510,000	6,694	*

Walter D. Hosp, Chief Financial Officer (5)	76,000	75,000	1,000	*

John D. Schmid, Vice President Human Resources (6)	40,000	40,000	-	*

James T. Kelly, Director (7)	296,150	296,150	-	*

William F. Miller, Director (8)	557,200	11,150	546,050	2.2%

William S. Mosakowski, Director (9)	454,700	9,900	444,800	1.8%

William W. Neal, Director (10)	107,150	31,150	76,000	*

Galen D. Powers, Director (11)	61,887	61,650	237	*

Ellen A. Rudnick, Director (12)	120,150	117,150	3,000	*

Michael A. Stocker, Director (13)	9,900	9,900	-	*

Richard H. Stowe, Director (14)	219,650	219,650	-	*

      * Denotes less than 1%.

(1) Percentage calculated on the basis of 24,885,752 shares of common stock outstanding at March 12, 2008, plus in the case of each selling shareholder, additional shares of common stock deemed to be outstanding because such shares may be acquired through the exercise of outstanding options beneficially owned by such selling shareholder.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although selling shareholders are under no obligation known to us to sell any shares of common stock at this time.

(3) Includes (i) 20,000 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of March 12, 2008, (ii) 420,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan of which all are exercisable as of March 12, 2008, 120,000 of these shares are related to the exercise of stock options held by Mr. Holster's family trust to which he disclaims beneficial ownership and (iii) 360,000 shares of common stock issuable upon the exercise of options granted under the Option Agreements, all of which all are exercisable as of March 12, 2008. Also includes 35,996 shares of common stock owned by members of the family of Mr. Holster, as to which Mr. Holster disclaims beneficial ownership.

(4) Includes 137,335 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 29,334 of which are exercisable as of March 12, 2008 and 372,665 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, 310,667 of which are exercisable as of March 12, 2008.

(5) Includes 15,000 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of March 12, 2008 and 60,000 shares of common stock issuable upon the exercise of options granted under the Option Agreements, none of which are exercisable as of March 12, 2008.

(6) Includes 40,000 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, none of which are exercisable as of March 12, 2008.

(7) Includes (i) 11,150 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,788 of which are exercisable as of March 12, 2008, (ii) 35,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, all of which are exercisable and (iii) 250,000 shares of common stock issuable upon the exercise of options granted under the Option Agreements, all of which all are exercisable as of March 12, 2008.

(8) Includes 11,150 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,788 of which are exercisable as of March 12, 2008 and 6,000 shares of common stock owned by members of the family of Mr. Miller, as to which Mr. Miller disclaims beneficial ownership.

(9) Includes 9,900 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,475 of which are exercisable as of March 12, 2008 and 444,800 shares of common stock owned by Public Consulting Group, Inc., of which Mr. Mosakowski is the President, Chief Executive Officer, controlling stockholder and a member of the Board of Directors. Mr. Mosakowski disclaims beneficial ownership of these shares.

(10) Includes (i) 11,150 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,788 of which are exercisable as of March 12, 2008, (ii) 20,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which are all exercisable and 5,000 as of March 12, 2008. Also includes 71,000 shares of common stock owned by members of the family of Mr. Neal, as to which Mr. Neal disclaims beneficial ownership.

(11) Includes (i) 11,150 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,788 of which are exercisable as of March 12, 2008, (ii) 50,500 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which all are exercisable as of March 12, 2008. Also includes 237 shares of common stock owned by members of the family of Mr. Powers, as to which Mr. Powers disclaims beneficial ownership.

(12) Includes (i) 11,150 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,788 of which are exercisable as of March 12, 2008, (ii) 106,000 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which all are exercisable as of March 12, 2008.

(13) Includes (i) 9,900 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,475 of which are exercisable as of March 12, 2008

(14) Includes (i) 11,150 shares of common stock issuable upon the exercise of options granted under the 2006 Plan, 2,788 of which are exercisable as of March 12, 2008, (ii) 204,750 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, of which all are exercisable as of March 12, 2008 and (iii) 3,750 shares of common stock issuable upon the exercise of options granted under the 1995 Plan, all of which are exercisable as of March 12, 2008.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Global Select Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Meister Seelig & Fein LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of HMS Holdings Corp. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the December 31, 2007 consolidated financial statements contains an explanatory paragraph that HMS Holdings Corp. adopted Statement on Financial Accounting Standards No. 123R "Share-based Payments," as of January 1, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We have filed registration statements with the SEC on Forms S-8 to register the shares of our common stock being offered by this prospectus. This prospectus, which is part of the registration statements, does not contain all the information included in the registration statements. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statements and the exhibits and schedules filed with them. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016 Attention: Corporate Secretary (212) 725-7965.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a) Our Registration Statement on Form S-8, filed November 30, 2006, File No. 333-139025;

(b) Our Annual Report on Form 10-K for the year ended December 31, 2007; and

(c) The description of our shares of common stock contained in our registration statement on Form 8-K/12g-3, as filed with the SEC on March 3, 2003.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at:

HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016 Attention: Corporate Secretary (212) 725-7965.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:

(a) The Prior 2006 Plan Registration Statement;

(b) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007; and

(e) The description of the Registrant’s shares of common stock contained in its registration statement on Form 8-K/12g-3, as filed with the SEC on March 3, 2003.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicate that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts And Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law (the “BCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, disinterested director vote, stockholder vote, agreement or otherwise. Article VIII, Section 7, of the Registrant’s by-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the BCL.

Any amendment to or repeal of the Registrant’s certificate of incorporation or by-laws shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The certificate of incorporation of the Registrant (Article Ninth) provides the following:

Pursuant to Section 402(b) of the Business Corporation Law, the liability of the Corporation’s directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition, the Registrant maintains directors’ and officers’ liability insurance policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

2
Agreement and Plan of Merger, dated as of December 16, 2002, among Health Management Systems, Inc., HMS Holdings Corp. and HMS Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 (“Amendment No. 1”) to HMS Holdings Corp.’s Registration Statement on Form S-4, File No. 333-100521 (the “Form S-4”))

3.1(i)	Restated Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1 to Amendment No. 1)

3.1(ii)
Certificate of Amendment to the Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1(a) to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108436 (the “1999 Plan Form S-8”))

3.2	By-laws of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.2 to the Form S-4)

4.1	HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan (Incorporated by reference to Exhibit 4 to the 1999 Plan Form S-8)

4.2
Stock Option Agreement, dated as of January 10, 2001, between Health Management Systems, Inc. and William F. Miller III (Incorporated by reference to Exhibit 4.01 to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108445 (the “Option Agreement Form S-8”))

4.3	Stock Option Agreement, dated as of March 30, 2001, between Health Management Systems, Inc. (“HMS”) and Robert M. Holster (Incorporated by reference to Exhibit 4.02 to the Option Agreement Form S-8)

4.4	Stock Option Agreement, dated as of December 12, 2001, between Health Management Systems, Inc. and James T. Kelly (Incorporated by reference to Exhibit 4.03 to the Option Agreement Form S-8)

4.5	HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan (Incorporated by reference to Exhibit 10.2 to HMS’ Quarterly Report on Form 10-Q for the quarter ended January 31, 1995)

4.6	HMS Holdings Corp. 2006 Stock Plan (Incorporated by reference to Exhibit 4.6 to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-139025 (the “2006 Plan Prior Form S-8”))

4.6(i)	Form of Incentive Stock Option Agreement - 2006 Plan (Incorporated by reference to Exhibit 4.6(i) to the 2006 Plan Prior Form S-8)

4.6(ii)	Form of Non-Qualified Stock Option Agreement - 2006 Plan (Incorporated by reference to Exhibit 4.6(ii) to the 2006 Plan Prior Form S-8)

*4.7	Form of Non-Qualified Stock Option Agreements

*4.8	Stock Option Agreement, dated as of July 2, 2007, between HMS Holdings Corp. and Walter D. Hosp

*4.9	HMS Holdings Corp. Amended and Restated 2006 Stock Plan

Exhibit Number	Description

*5	Opinion of Meister Seelig & Fein LLP re legality

*23.1	Consent of KPMG LLP

23.2	Consent of Meister Seelig & Fein LLP (included in Exhibit 5)

24	Powers of Attorney (included on signature page)

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of March, 2008.

HMS HOLDINGS CORP.

By:	/s/ Robert M. Holster
Robert M. Holster
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, do hereby constitute and appoint Robert M. Holster and Walter D. Hosp and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 20th day of March, 2008.

Signature	Title
/s/ Robert M. Holster	Chairman, Chief Executive Officer and Director
Robert M. Holster	(Principal Executive Officer)

/s/ Walter D. Hosp	Chief Financial Officer (Principal Financial and
Walter D. Hosp	Accounting Officer)

/s/ James T. Kelly	Director
James T. Kelly

/s/ William F. Miller, III	Director
William F. Miller, III

/s/ William W. Neal	Director
William W. Neal

/s/ Galen D. Powers	Director
Galen D. Powers

/s/ Ellen A. Rudnick	Director
Ellen A. Rudnick

/s/ William S. Mosakowski	Director
William S. Mosakowski

Signature	Title
/s/ Michael A. Stocker	Director
Michael A. Stocker

/s/ Richard H. Stowe	Director
Richard H. Stowe

EXHIBIT INDEX

Exhibit Number	Description

2
Agreement and Plan of Merger, dated as of December 16, 2002, among Health Management Systems, Inc., HMS Holdings Corp. and HMS Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 (“Amendment No. 1”) to HMS Holdings Corp.’s Registration Statement on Form S-4, File No. 333-100521 (the “Form S-4”))

3.1(i)	Restated Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1 to Amendment No. 1)

3.1(ii)
Certificate of Amendment to the Certificate of Incorporation of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.1(a) to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108436 (the “1999 Plan Form S-8”))

3.2	By-laws of HMS Holdings Corp. (Incorporated by reference to Exhibit 3.2 to the Form S-4)

4.1	HMS Holdings Corp. 1999 Long-Term Incentive Stock Plan (Incorporated by reference to Exhibit 4 to the 1999 Plan Form S-8)

4.2
Stock Option Agreement, dated as of January 10, 2001, between Health Management Systems, Inc. and William F. Miller III (Incorporated by reference to Exhibit 4.01 to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-108445 (the “Option Agreement Form S-8”))

4.3	Stock Option Agreement, dated as of March 30, 2001, between Health Management Systems, Inc. (“HMS”) and Robert M. Holster (Incorporated by reference to Exhibit 4.02 to the Option Agreement Form S-8)

4.4	Stock Option Agreement, dated as of December 12, 2001, between Health Management Systems, Inc. and James T. Kelly (Incorporated by reference to Exhibit 4.03 to the Option Agreement Form S-8)

4.5	HMS Holdings Corp. 1995 Non-Employee Director Stock Option Plan (Incorporated by reference to Exhibit 10.2 to HMS’ Quarterly Report on Form 10-Q for the quarter ended January 31, 1995)

4.6	HMS Holdings Corp. 2006 Stock Plan (Incorporated by reference to Exhibit 4.6 to HMS Holdings Corp.’s Registration Statement on Form S-8, File No. 333-139025 (the “2006 Plan Prior Form S-8”))

4.6(i)	Form of Incentive Stock Option Agreement - 2006 Plan (Incorporated by reference to Exhibit 4.6(i) to the 2006 Plan Prior Form S-8)

4.6(ii)	Form of Non-Qualified Stock Option Agreement - 2006 Plan (Incorporated by reference to Exhibit 4.6(ii) to the 2006 Plan Prior Form S-8)

*4.7	Form of Non-Qualified Stock Option Agreements

*4.8	Stock Option Agreement, dated as of July 2, 2007, between HMS Holdings Corp. and Walter D. Hosp

*4.9	HMS Holdings Corp. Amended and Restated 2006 Stock Plan

Exhibit Number	Description

*5	Opinion of Meister Seelig & Fein LLP re legality

*23.1	Consent of KPMG LLP

23.2	Consent of Meister Seelig & Fein LLP (included in Exhibit 5)

24	Powers of Attorney (included on signature page)

* Filed herewith.